SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2003

McMoRan Exploration Co.

                  Delaware

001-07791

72-1424200

  (State or other

(Commission

(IRS Employer

  jurisdiction of

File Number)

Identification

  incorporation or

Number)

  organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events and Regulation FD Disclosure.

On June 22, 2003, McMoRan Exploration Co. announced the following updates pertaining to its business.  Except as otherwise noted, “we,” “us,” and “our” refer to McMoRan Exploration Co. and its consolidated subsidiaries.

Recent Discoveries and Drilling Prospects

As previously announced, we have recently experienced positive exploratory drilling results at South Marsh Island Block 223 (our JB Mountain prospect) and Louisiana State Lease 340 (our Mound Point prospect) through our May 2002 farm-out agreement with El Paso Production Company (El Paso). This success has reinforced our belief in the potential for significant hydrocarbon accumulation in large structures at underground depths greater than 15,000 feet in the shallow waters of the Gulf of Mexico and lying below reservoirs where significant production has already occurred.  Initial production from the JB Mountain exploratory well commenced in early June 2003 but sustained production rates have not been achieved as the operator is taking steps to address start-up issues associated with delivering gas to pipelines.  Production rates will be limited until additional facilities are installed, which is expected to occur in the second half of 2003.  The operator’s engineering analysis indicates that the JB Mountain well has the potential of producing over 60 MMcf/d and 4,900 barrels of condensate per day, or approximately 90 MMcfe/d.  In the JB Mountain area, El Paso has commenced drilling a development well and plans to commence drilling an additional exploratory well in the third quarter of 2003.  Development activities at Mound Point are proceeding and initial production is expected by the end of 2003.

Under our farm-out agreement with El Paso, El Paso is funding all of the program’s costs attributable to the prospects and will retain the program’s interests until the aggregate production from the prospects totals 100 Bcfe attributable to the net revenue interest, at which point 50 percent of the program’s interests, including working interests and the obligation to fund future capital requirements, would revert to us.  All exploration and development costs associated with the program’s interest in any future wells in these areas will be funded by El Paso during the period prior to reversion.

As of June 1, 2003, we owned or had rights to 82 oil and gas leases covering approximately 350,000 gross acres and 180,000 net acres.  Our acreage position includes approximately 57,000 gross acres (approximately 13,000 net to our interest) in which we hold potential reversionary interests in prospects that we farmed out to El Paso or sold effective January 1, 2002.

In the near term, we plan to continue to pursue the drilling of our exploration prospects.  Estimated exploratory drilling costs of our six near-term prospects outside the El Paso program (see the table below) total approximately $50-$60 million, net to our interest.  We may enter into additional farm-out or other exploration arrangements to fund a portion of these costs.  If our exploratory drilling is successful, additional significant capital will be required for the development and completion of these prospects.  In addition, we may have funding requirements under the El Paso program if and when interests in those prospects revert to us.

The following table sets forth approximate information regarding our near-term exploration prospects:

		Net		Planned
	Working	Revenue	Water	Total
Field, Lease or Well	Interest	Interest	Depth	Depth
	(%)	(%)	(feet)	(feet)
Prospects Subject to El Paso Agreement(a)
South Marsh Island 223
JB Mountain	55.0	38.8	10	22,000
South Marsh Island 217(b)
JB Mountain Intermediate	100/55.0(c)	38.8	10	16,500
La. State Lease 340
Mound Point - # 2 Offset	30.4	21.6	6	18,700
Mound Point - Horst Block	30.4	22.0	10	20,000
Mound Point - West Fault Block	30.4	21.6	10	20,000

Other Near-Term Prospects
South Marsh Island 183
Blackhawk	100/70.0(d)	56.2	360	17,000
Eugene Island 211/212(e)
Phoenix	33.3	23.4	100	22,000
Vermilion 208
Lombardi Deep	75.0	60.3	115	19,000
Eugene Island 193
Deep Tern Miocene	53.4	42.3	90	20,000
Garden Banks 537/580/625(e)
Raven/Gunnison	100	76.4	2,300	18,500
Eugene Island 97/108
Thunderbolt Intermediate	40.0	28.8	32	18,500

_______________

(a)

Under our farm-out program, El Paso currently holds all of the working and net revenue interests in these prospects reflected in the table.  If El Paso’s share of aggregate production from these prospects exceeds 100 Bcfe, 50 percent of the working and net revenue interests reflected in the table would revert to us.

(b)

Subject to El Paso’s election to include this prospect in our farm-out program.

(c)

Assumes a 100 percent working interest before casing point (the point when well drilling operations cease and the well owners must decide whether the well should be completed or plugged and abandoned), which would reduce to 55.0 percent after casing point.  Interests are subject to change upon participation elections by third parties.

(d)

Assumes a 100 percent working interest before casing point, which would reduce to 70.0 percent after casing point.

(e)

Unless we commence drilling activities, our rights in these prospects will expire on December 31, 2003.

Potential Main Pass Energy Hub Project

We have been pursuing alternative uses of our discontinued sulphur facilities at Main Pass in the Gulf of Mexico.  We believe that an energy hub, consisting of a natural gas receipt, processing and distribution facility and an offshore support hub for deepwater oil and gas operations, could potentially be developed at the facilities using existing structures and infrastructure previously constructed by us as part of our discontinued sulphur mining operations.  We refer to this potential project as the Main Pass Energy Hub.  We have completed conceptual engineering for the project and have begun preparing a license application to be filed with the U.S. Coast Guard to authorize us to receive, process, and distribute liquefied natural gas (LNG), compressed natural gas (CNG)  and natural gas at the facilities.  Permits have also previously been filed for use of the facilities as a disposal site for non-hazardous oilfield waste.

A terminal for natural gas at Main Pass would allow us to receive, process and distribute LNG and CNG offshore using Main Pass’ existing facilities and the significant storage capacity in its two-mile diameter caprock and salt dome.  Other potential advantages of using the Main Pass facilities include their close proximity to shipping channels and pipelines that would facilitate the receipt and distribution of natural gas.  Also, we believe that retrofitting existing facilities would provide timing, construction and operating cost advantages over the development of terminals at undeveloped locations.  In addition, the offshore location of the Main Pass terminal may mitigate the security, safety and environmental issues faced by onshore facilities.  Finally, we believe that Main Pass may be retrofitted to handle the fleet of new LNG supertankers, which may have limited access to certain existing U.S. ports.

We are in the initial stages of determining the feasibility of developing an LNG and CNG terminal at the Main Pass facilities.  Accordingly, we have not yet determined to develop the project.  In addition to completing a detailed assessment of the terminal and economic feasibility of converting the Main Pass facilities to receive, process and distribute LNG and CNG, we are currently pursuing regulatory approvals.  The project will also require significant financing.  We are currently seeking commercial arrangements to form the basis for financing the project.  While there is no assurance that regulatory approvals and financing may be obtained on a timely basis or at all, our objective is to pursue both regulatory approvals and financing simultaneously in order to position this project to be one of the first U.S. offshore facilities to receive, process and distribute LNG.

As previously reported, we have formed an alliance with K1 USA Energy Production Corporation (K1 USA), a subsidiary of k1 Ventures Limited, a Singapore investment firm publicly traded on the Singapore Stock Exchange.  We and K1 USA commenced a joint venture, the K-Mc Venture LLC (K-Mc I), in December 2002 when K-Mc I acquired our Main Pass oil production facilities.  K-Mc I, which is owned 66.7 percent by K1 USA and 33.3 percent by us, also has the option until December 16, 2003, at K1 USA’s election, to acquire our remaining Main Pass facilities and use them for the potential Main Pass Energy Hub.  If the option is exercised, K1 USA would provide up to $10 million if necessary, in additional financial assistance to cover Minerals Management Service bonding requirements relating to the abandonment obligations for the facilities and our interest in the project would be 33.3 percent.  In addition, K1 USA would also receive warrants to purchase an additional 0.76 million shares of our common stock at $5.25 per share.  Financing arrangements for the project may also reduce our interest in the project.

Legal Proceedings

Daniel W. Krasner v. James R. Moffett; René L. Latiolais; J. Terrell Brown; Thomas D. Clark, Jr.; B.M. Rankin, Jr.; Richard C. Adkerson; Robert M. Wohleber; Freeport-McMoRan Sulphur Inc. and McMoRan Oil & Gas Co., Civ. Act. No. 16729-NC (Del. Ch. filed Oct. 22, 1998).  Gregory J. Sheffield and Moise Katz v. Richard C. Adkerson, J. Terrell Brown, Thomas D. Clark, Jr., René L. Latiolais, James R. Moffett, B.M. Rankin, Jr., Robert M. Wohleber and McMoRan Exploration Co., (Court of Chancery of the State of Delaware, filed December 15, 1998.)  As previously disclosed, these two lawsuits were consolidated in January 1999.  The complaint alleges that Freeport-McMoRan Sulphur Inc.’s directors breached their fiduciary duty to Freeport-McMoRan Sulphur Inc.’s stockholders in connection with the combination of Freeport Sulphur and McMoRan Oil & Gas.  The plaintiffs claim that the directors failed to take actions that were necessary to obtain the true value of Freeport Sulphur.  The plaintiffs also claim that McMoRan Oil & Gas Co. knowingly aided and abetted the breaches of fiduciary duty committed by the other defendants.  In January 2001, the court granted the motions to dismiss for the defendants with leave for the plaintiffs to amend.  In February 2001, the plaintiffs filed an amended complaint and the defendants then filed a motion to dismiss.  In September 2002, the court granted the defendants’ motion to dismiss.  The plaintiff appealed the court’s decision and in June 2003, the Supreme Court of the State of Delaware reversed the trial court’s dismissal and remanded the case to the trial court for further proceedings.  We will continue to defend this action vigorously.

Forward-Looking Information

This current report on Form 8-K includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about our plans, strategies, expectations, assumptions and prospects.  “Forward-looking statements” are all statements other than statements of historical fact, such as: statements regarding our potential Main Pass Energy Hub project; our business plan for 2003 and future periods; our need for, and the availability of, financing; our plans with regards to the exploration and development of our deep shelf and other prospects; the economic potential of our deep shelf and other exploration prospects; the anticipated timing of, and potential arrangements with third parties regarding, the drilling and evaluation of our deep shelf and other exploration prospects and the estimated costs thereof; the oil and gas reserve potential of our Gulf of Mexico exploration acreage; anticipated flow rates of producing wells; anticipated initial flow rates of new wells; the timing of production from our oil and gas properties; production and reserve estimates; reserve depletion rates; cash flow estimates with respect to the production and sale of our estimated proved reserves; general economic and business conditions; risks and hazards inherent in the production of oil and natural gas; risks and hazards inherent in the receipt, storage and distribution of LNG and CNG; the demand and potential demand for oil and gas; and trends in oil and gas prices.

Forward-looking statements are based on our assumptions and analyses made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.  These statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below and in our other filings with the Securities and Exchange Commission, general economic and business conditions, the business opportunities that may be presented to and pursued by us, changes in laws and other factors, many of which are beyond our control.  We undertake no obligation to update or revise any forward-looking statements.  Readers are cautioned that forward-looking statements are not guarantees of future performance, and the actual results or developments may differ materially from those projected in the forward-looking statements.  Important factors that could cause actual results to differ materially from our expectations include, among others, the risk factors included in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

McMoRan Exploration Co.

By:            /s/  Nancy D. Parmelee

     ---------------------------------------------

                      Nancy D. Parmelee

      Senior Vice President, Chief Financial Officer

                         and Secretary

                 (authorized signatory and

                Principal Financial Officer)

Date:  June 23, 2003